UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

☐	Preliminary Information Statement

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☒	Definitive Information Statement

HC CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)

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HC Capital Trust

The Core Fixed Income Portfolio

The U.S. Corporate Fixed Income Securities Portfolio

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, PA 19428

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio (each, a “Portfolio” and collectively, the “Portfolios”), each of which is a series of HC Capital Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an Exemptive Order (the “Order”) that the Trust and Hirtle Callaghan & Co., LLC, of which the Trust’s investment adviser, HC Capital Solutions (the “Adviser”) is a division, received from the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2012. The Order permits the Adviser, under certain circumstances, to hire or replace independent investment advisory firms (each, a “Specialist Manager”) and to make changes to existing portfolio management agreements with Specialist Managers with the approval of the Board of Trustees (the “Board) of the Trust without the need for a shareholder meeting. Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new Specialist Manager or implementing any material change in a portfolio management agreement.

At an in-person meeting held on March 11, 2014 the Board, including a majority of the Independent Trustees, considered and approved new portfolio management agreements with Seix Investment Advisors LLC (“Seix”), an existing Specialist Manager to each of the Portfolios. The Trust then entered into the Agreements which became effective on May 30, 2014.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about June 26, 2014 to the Portfolio’s shareholders of record as of June 5, 2014. This Information Statement describes the Agreements.

The table below shows the number of shares issued and outstanding for each Portfolio as of June 5, 2014. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

Portfolio	Shares Outstanding as of June 5, 2014
The Core Fixed income Portfolio	HC Strategic Shares: HC Advisors Shares:	9,988,651.458 274,592.284

The U.S. Corporate Fixed income Securities Portfolio	HC Strategic Shares: HC Advisors Shares:	22,423,810.471 0

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

INTRODUCTION AND BACKGROUND

The Trust is a diversified, open-end management investment company. The Trust is designed to operate in a “multi-manager” or “manager of managers” format and as a vehicle through which the Adviser and/or its affiliates implement certain asset allocation strategies on behalf of their investment advisory clients. Under the multi-manager structure, day-to-day portfolio management services and investment decisions are provided to each of the Trust’s investment portfolios by one or more independent investment advisory firms (each, a “Specialist Manager”). The Adviser serves as the Trust’s primary investment adviser and, in particular, monitors, evaluates and oversees the Specialist Managers that serve the Trust’s various portfolios. The Board is responsible for the overall supervision and management of the business and affairs of the Trust.

Seix has provided day-to-day investment decisions for a portion of The Core Fixed Income Portfolio since 2010 and for a portion of The U.S. Corporate Fixed Income Securities Portfolio since its inception in 2010.

RidgeWorth Capital Management LLC (“RidgeWorth LLC”) is the parent company of Seix. Until May 30, 2014, RidgeWorth Capital Management, Inc. (“RidgeWorth Capital”) was a majority owned subsidiary of SunTrust Banks, Inc. (the “Bank”). At that time, certain employees of RidgeWorth LLC and its wholly owned boutiques, including Seix, in partnership with Lightyear Capital LLC acquired RidgeWorth Capital from the Bank and formed RidgeWorth LLC. While this transaction constitutes a change in the equity ownership of Seix’s parent company, there has been no change in the day-to-day management of Seix.

Under the Investment Company Act of 1940 (the “1940 Act”), the change in the equity ownership of an investment adviser (or its parent) resulted in a “change of control” and constituted an “assignment” of the portfolio management agreements (the “Prior Agreements”) then in place between the Trust and Seix and, under the terms of the Prior Agreements and as required by the 1940 Act, the Prior Agreements were automatically terminated.

In order to ensure continuity in the management of the Portfolios, the Adviser recommended, and the Board has considered and approved, new portfolio management agreements (the “New Agreements”) between Seix and the Trust. The individuals who provide portfolio management services to the Portfolios (the “Portfolio Management Team”) have not changed as a result of the change of control.

Additional information about Seix is set forth under the heading “Management of the Trust” in this Information Statement.

As indicated above, the Trust and the Adviser’s parent organization have obtained an Order from the SEC, which permits the Trust to enter into portfolio management agreements with Specialist Managers without obtaining shareholder approval under certain circumstances. The Adviser, subject to the review and approval of the Board, selects Specialist Managers for each of the Trust’s investment portfolios, and supervises and monitors the performance of each Specialist Manager. The Trust may rely on the Order, provided that the investment portfolios are managed by the Adviser, and comply with the terms and conditions set forth in the application for the Order.

The Order also permits the Adviser, subject to the approval of the Board, to replace Specialist Managers or amend portfolio management agreements without shareholder approval (except in the case of affiliated Specialist Managers) whenever the Adviser and the Board believe such action will benefit the respective Trust Portfolio and its shareholders.

THE SEIX PORTFOLIO MANAGEMENT AGREEMENTS

The New Agreements with Seix were approved by the Trust’s Board at an in-person meeting of the Board held on March 11, 2014.

The fees to which Seix is entitled under each of the New Agreements are the same as the fees to which it was entitled under the Prior Agreements.

Under both the Prior Agreements and the New Agreements, Seix is entitled to receive a fee, based on the average daily net asset value of the assets of the Portfolios under its management, at an annual rate of 0.25% of the first $100 million in Combined Assets (as defined below) of that portion of each Portfolio allocated to Seix and 0.20% of for those Combined Assets exceeding $100 million. For purposes of computing Seix’s fee for the two Portfolios, the term “Combined Assets” shall mean the consolidated total amount of the assets managed by Seix in each of The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio.

A copy of the form of New Agreement with Seix appears attached to this Information Statement as Exhibit A. Information about Seix is set forth under the heading “Management of the Trust” in this Information Statement.

Factors Considered by the Board

The Board, including a majority of the Independent Trustees, considered and approved the New Agreements with Seix relating to The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio. In connection with its deliberations, the Board considered several factors. In addition, the Board reviewed information from Seix about its business and operations.

The Board concluded that approval of the New Agreements was in the best interests of each of the Portfolios and consistent with the expectations of shareholders. In reaching this conclusion, the Board gave substantial weight to the Adviser’s assessment with respect to the structure of the Portfolios as well as Seix’s capabilities and the benefits of continuing Seix’s management of assets for each Portfolio without disruption. The Board was also informed with respect to the performance achieved for the Portfolios by Seix. During the course of the Board’s deliberations, the Independent Trustees were represented by independent counsel.

In summary, the Board concluded that implementation of the New Agreements would be in the best interests of the Trust as well as consistent with the expectations of the shareholders of each of the Portfolios. The Board gave substantial weight to the fact that implementation of the New Agreements would ensure the continued services of the Seix portfolio management team, that the terms and conditions of the New Agreements are substantially the same as those of the Prior Agreements, and that the rate at which Seix is compensated under the New Agreements is the same as the rate at which it had been compensated under the Prior Agreements.

During the course of its deliberations, the Board considered the recommendations made by the Adviser as well as information provided to it by the Adviser and Seix with respect to the nature and quality of the services expected to be provided by Seix, including its performance record in managing the Portfolios as well as other investment accounts similar to the Portfolios, its commitment to maintaining a consistent investment strategy, the size and depth of the organization, the experience and professional background of the Seix portfolio management team and other factors. The Board also considered the specific terms of the Agreements, including the fees payable to Seix.

The Board concluded that the services to be provided by Seix were reasonably likely to benefit the Portfolios. In reaching this conclusion, the Board did not rely upon any single factor, but gave substantial weight to the Adviser’s recommendations and its view with respect to the ability of Seix to carry out the investment policies of the Portfolios and to ensure continuity in the Portfolios’ investment strategies. The Board also considered its familiarity with Seix, derived from the firm’s past service as a Specialist Manager to various Portfolios of the Trust.

The Board also determined that the rate at which Seix would be compensated for its services under the Agreements was reasonable. In reaching this conclusion, the Board was informed with respect to, among other relevant factors, comparative fee information, including information regarding both peer group fees and fees charged to the Portfolios by the other Specialist Managers serving each Portfolio. The Board did not specifically rely upon such comparisons, but gave substantial weight to the fact that the rate at which Seix is to be compensated was determined as a result of arms-length negotiations conducted by the officers of the Trust and the Adviser and that such fee is the same as the fee to which Seix was entitled under the Prior Agreements.

Additional Information About the Agreements with Seix Relating the Portfolios

The Agreements each require the named service provider to (i) provide a continuous investment program for that portion of the respective Portfolio’s assets that may be allocated to it; (ii) provide investment research; (iii) select brokers and dealers through which securities transactions are executed; and (iv) maintain certain records required under relevant provisions of the 1940 Act. The Agreements also provide: that the service provider will not be liable to the Trust for any loss sustained by the Trust unless such loss is caused by the service provider’s willful misfeasance, reckless disregard of duty, bad faith or gross negligence; for termination of the agreement by the Trust or by the service provider upon sixty days’ written notice; and its termination in the event of an “assignment” as defined in the 1940 Act. For more information on the fees and expenses of the Portfolios, see the pro-forma fee and expense tables in Appendices A&B.

With respect to duration and termination, each Agreement provides that it shall continue in effect for a period of two years from the date on which it becomes effective. Each Agreement will remain in effect thereafter from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board or the vote of the holders of a majority of the respective Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust’s Independent Trustees.

MANAGEMENT OF THE TRUST

Information about HC Capital Solutions. Under the terms of two separate discretionary investment advisory agreements (the “HC Agreements”) with the Trust, the Adviser continuously monitors the performance of various investment management organizations, including the several Specialist Managers retained by the Trust and generally oversees the services provided to the Trust by its administrator, custodian and other service providers. Each of the HC Agreements also authorizes the Adviser to allocate and reallocate assets among Specialist Managers in multi-manager portfolios of the Trust from time to time. In addition, the HC Agreements provide that the Adviser will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust’s principal office. For its services under the HC Agreements, the Adviser is entitled to receive an annual fee of 0.05% of each Portfolio’s average net assets. For the fiscal year ended June 30, 2013, the Adviser received advisory fees from each of the Portfolios in the following amounts:

The Core Fixed Income Portfolio	$50,000
The U.S. Corporate Fixed Income Securities Portfolio	$110,000

The Adviser is a division of Hirtle, Callaghan & Co., LLC, and wholly owned by Hirtle Callaghan Holdings, Inc., which is controlled by Jonathan J. Hirtle. The Adviser’s principal offices are located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428. Robert J. Zion, Chief Operating Officer, Secretary and a Principal of Hirtle, Callaghan & Co., LLC, serves on the Trust’s Board and also serves as President of the Trust. The current HC Agreements were last approved by the Trust’s Board (including a majority of the Trust’s Independent Trustees) at a meeting of the Board held on March 11, 2014.

Information about Seix.

Seix serves as a Specialist Manager for The Core Fixed Income and The U.S. Corporate Fixed Income Securities Portfolios. Seix, the principal office of which is located at 10 Mountainview Road, Suite C-200, Upper Saddle River, NJ, 07458, has provided investment management services for the Portfolios since 2010. As of June 30, 2013, Seix managed assets of $27 billion, of which approximately $12.5 billion represented assets of mutual funds. Seix is a limited liability company organized under the laws of Delaware. Seix is a wholly owned subsidiary of RidgeWorth Capital Management LLC (“RidgeWorth LLC”), a registered investment adviser. RidgeWorth is indirectly owned in part by certain investment funds (the “LY Funds”) that are advised by an affiliate of Lightyear

Capital LLC, a registered investment adviser. The LY Funds are presumed to control the parent company of RidgeWorth LLC for purposes of the Investment Company Act of 1940. Seix was originally founded and began providing investment management services in 1992.

Day-to-day investment decisions for The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio are the responsibility of James F. Keegan, Chairman and Chief Investment Officer, and Adrien Webb, CFA, Managing Director and Senior Portfolio Manager. Mr. Keegan has been Chief Investment Officer since March 2008, when he joined Seix. He became Chief Executive Officer of Seix in July 2010 and held that position until the closing of the Lightyear transaction, at which time Mr. Keegan became Chairman and Chief Investment Officer of Seix. Before joining Seix, Mr. Keegan was a Senior Vice President at American Century Investments. Mr. Webb has been with Seix and its predecessor firms since 2000. Before joining Seix, Mr. Webb was a Vice President and Portfolio Manager at Conning Asset Management

For its services to The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio Seix receives a fee, based on the average daily net asset value of the assets of the Portfolios under its management at an annual rate of 0.25% of the first $100 million in such Combined Assets (as defined below) of that portion of the Portfolio allocated to Seix and 0.20% of for those Combined Assets exceeding $100 million. For purposes of computing Seix’s fee for the two Portfolios, the term “Combined Assets” shall mean the consolidated total amount of the assets managed by Seix in each of The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio. During the fiscal year ended June 30, 2013 Seix received fees of .22% of the average daily net assets of each portion of The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio allocated to Seix

The name and principal occupation of the principal executive officers and each director of Seix, where applicable, are as follows:

Name	Principal Occupation
Ashi Parikh	Chief Executive Officer
James Keegan	Chairman and Chief Investment Officer
George Way	Managing Director and Chief Operating Officer
Deirdre Dillon	Counsel, Chief Compliance Officer, and AML Compliance Officer
George Goudelias	Managing Director, Senior Portfolio Manager and Head of Leveraged Finance
Perry Troisi	Managing Director and Senior Portfolio Manager
Adrien Webb	Managing Director and Senior Portfolio Manager
Rick Nelson	Managing Director and Senior Portfolio Manager
Ronald Schwartz	Managing Director and Senior Portfolio Manager
Micheal Kirkpatrick	Managing Director and Senior Portfolio Manager
James FitzPatrick	Managing Director, Head of Leveraged Finance Trading and Portfolio Manager
Patrick Mc Nelis	Managing Director and Head of Global Distribution and Client Service

Seix acts as an investment advisor with respect to the fund listed in the chart below, which has a similar investment objective as one or more of the Portfolios.

Name of Fund	Assets as of May 31, 2014	Advisory Fee
RidgeWorth Corporate Bond Fund	$39,078,815	20 bps

Information about the Other Specialist Managers.

The Core Fixed Income Portfolio. The Core Fixed Income Portfolio is currently managed by two (2) Specialist Managers: Seix; and Mellon Capital Management Corporation (“Mellon Capital”). Mellon Capital’s principal offices are located at 50 Fremont Street, Suite 3900, San Francisco, CA 94105.

The U.S. Corporate Fixed Income Securities Portfolio. The U.S. Corporate Fixed Income Securities Portfolio is also currently managed by two (2) Specialist Managers: Seix; and Mellon Capital.

Administration and Related Services. Citi Fund Services Ohio, Inc. and certain of its affiliated companies (collectively, “Citi”) currently provide administration, transfer agency and accounting services to the Trust pursuant to the terms of separate agreements between Citi and the Trust. Citi is located at 3435 Stelzer Road, Columbus, Ohio 43219.

Distribution Services. Unified Financial Securities, Inc. (“Unified”) serves as the Trust’s principal underwriter pursuant to an agreement approved by the Board on March 10, 2009 and amended on March 1, 2011. Unified is a wholly-owned subsidiary of Huntington Bancshares, Inc. Because shares of the Trust’s investment portfolios are available only to clients of the Adviser and financial intermediaries that have established a relationship with the Adviser, the services to be provided by Unified are limited. Unified will receive an annual fee of $50,000 for performing the services listed under its agreement. The offices of the principal underwriter are located at 2960 North Meridien St., Suite 300, Indianapolis, IN, 46208. None of Unified’s duties under its agreement are primarily intended to result in the sale of Trust shares.

General Matters Under Delaware Law

As a Delaware Statutory Trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The 1940 Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board’s selection of the Trust’s registered independent public accounting firm. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters. Although the Trust does not anticipate that an annual meeting will be held, shareholders may submit proposals that will be considered for submission to shareholders at such meeting. In the event that an annual meeting is held, any such proposal must be received at least 120 days before proxy statements prepared in connection with such a meeting are forwarded to shareholders.

Additional Information

The Trust is not aware of any shareholders who hold beneficially 5% or more of shares of any of the Portfolios as of June 5, 2014. The Adviser may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust’s portfolios, with respect to which shares the Adviser disclaims beneficial ownership. The Trustees and officers of the Trust, as a group, own less than 1% of the outstanding shares of the Portfolios.

By Order of the Board of Trustees

Dated: June 25, 2014

Appendix A

Pro Forma Fee and Expense Table: The Core Fixed Income Portfolio

The tables and examples shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of The Core Fixed Income Portfolio (the “Portfolio”). Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for the Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

As indicated in the Information Statement, the rate at which Seix will be compensated under the New Agreement is the same as the fee that was payable under the prior agreement. Accordingly, the overall level of advisory fees payable by the Portfolio is not expected to change relative to advisory fees incurred during the Portfolio’s fiscal year ended June 30, 2013.

The following tables compare the management fees and expenses (expressed as a percentage of average net assets) actually incurred by the Portfolio during the Portfolio’s fiscal year ended June 30, 2013 with the advisory fees that would have been incurred during such periods had Seix served the Portfolio during such period under the terms of the New Agreement.

HC Strategic Shares

Pro Forma with respect to the FYE June 30, 2013

The net assets of the Portfolio’s HC Strategic Shares as of June 30, 2013 were approximately $93 million.

As of June 30, 2013, the allocations for each of the Specialist Managers then serving the Portfolio were: 65% to Mellon Capital and 35% to Seix. To the extent that assets are re-allocated among Specialist Managers in the future, the overall management fees for the Portfolio could change.

	Fees as of 6/30/2013	Fees Under New Agreement as of 6/30/2013
Management Fees*	0.17%	0.17%
Other Expenses**	0.08%	0.08%
Total Portfolio Operating Expenses	0.25%	0.25%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.
**	Expenses attributable to the Portfolio’s investments in other investment companies, including closed-end funds and exchange-traded funds, if any, are currently estimated not to exceed 0.01% of net assets of the Portfolio.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Expenses as of 6/30/2013	Expenses that would have been Incurred during the FYE 6/30/2013 if the New Agreement had been in place during such period
1 year	$26	$26
3 years	$80	$80
5 years	$141	$141
10 years	$318	$318

HC Advisors Shares

Pro Forma with respect to the FYE June 30, 2013

The net assets of the Portfolio’s HC Advisors Shares as of June 30, 2013 were approximately $2 million.

As of June 30, 2013, the allocations for each of the Specialist Managers then serving the Portfolio were: 65% to Mellon Capital and 35% to Seix. To the extent that assets are re-allocated among Specialist Managers in the future, the overall management fees for the Portfolio could change.

	Fees as of 6/30/2013	Fees Under New Agreement as of 6/30/2013
Management Fees*	0.17%	0.17%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%
Other Expenses**	0.08%	0.08%
Total Portfolio Operating Expenses	0.50%	0.50%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.
**	Expenses attributable to the Portfolio’s investments in other investment companies, including closed-end funds and exchange-traded funds, if any, are currently estimated not to exceed 0.01% of net assets of the Portfolio.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Expenses as of 6/30/2013	Expenses that would have been Incurred during the FYE 6/30/2013 if the New Agreement had been in place during such period
1 year	$51	$51
3 years	$160	$160
5 years	$280	$280
10 years	$628	$628

Appendix B

Pro Forma Fee and Expense Table: The U.S. Corporate Fixed Income Securities Portfolio

The tables and examples shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of The U.S. Corporate Fixed Income Securities Portfolio (the “Portfolio”). Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for the Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

As indicated in the Information Statement, the rate at which Seix will be compensated under the New Agreement is the same as the fee that was payable under the prior agreement. Accordingly, the overall level of advisory fees payable by the Portfolio is not initially expected to change relative to advisory fees incurred during the Portfolio’s fiscal year ended June 30, 2013.

In August 2013, certain changes were made to the roster of Specialist Managers other than Seix serving the Portfolio. The following tables compare the management fees and expenses (expressed as a percentage of average net assets) actually incurred by the Portfolio during the Portfolio’s fiscal year ended June 30, 2013, re-stated to reflect the Specialist Manager changes in August 2013 by using the Specialist Manager allocations that were in effect as of December 31, 2013, with the advisory fees that would have been incurred during such periods had Seix served the Portfolio during such period under the terms of the New Agreement.

HC Strategic Shares

Pro Forma with respect to the FYE June 30, 2013

The net assets of the Portfolio’s HC Strategic Shares as of June 30, 2013 were approximately $220 million.

As noted above, the asset allocations have been re-stated to reflect the Specialist Manager changes in August 2013 by using the Specialist Manager allocations that were in effect as of December 31, 2013. These allocations were: 100% to Seix and 0% to Mellon Capital. To the extent that assets are re-allocated among Specialist Managers in the future, the overall management fees for the Portfolio could change.

	Fees as of 6/30/2013	Fees Under New Agreement as of 6/30/2013
Management Fees*	0.27%	0.27%
Other Expenses**	0.06%	0.06%
Total Portfolio Operating Expenses	0.33%	0.33%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.
**	Expenses attributable to the Portfolio’s investments in other investment companies, including closed-end funds and exchange-traded funds, if any, are currently estimated not to exceed 0.01% of net assets of the Portfolio.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Expenses as of 6/30/2013	Expenses that would have been Incurred during the FYE 6/30/2013 if the New Agreement had been in place during such period
1 year	$34	$34
3 years	$106	$106
5 years	$185	$185
10 years	$418	$418

HC Advisors Shares

Pro Forma with respect to the FYE June 30, 2013

As of June 30, 2013 no Advisors Shares of the Portfolio had been issued.

As noted above, the asset allocations have been re-stated to reflect the Specialist Manager changes in August 2013 by using the Specialist Manager allocations that were in effect as of December 31, 2013. These allocations were: 100% to Seix and 0% to Mellon Capital. To the extent that assets are re-allocated among Specialist Managers in the future, the overall management fees for the Portfolio could change.

	Fees as of 6/30/2013	Fees Under New Agreement as of 6/30/2013
Management Fees*	0.27%	0.27%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%
Other Expenses**	0.06%	0.06%
Total Portfolio Operating Expenses	0.58%	0.58%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.
**	Expenses attributable to the Portfolio’s investments in other investment companies, including closed-end funds and exchange-traded funds, if any, are currently estimated not to exceed 0.01% of net assets of the Portfolio.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Expenses as of 6/30/2013	Expenses that would have been Incurred during the FYE 6/30/2013 if the New Agreement had been in place during such period
1 year	$59	$59
3 years	$186	$186
5 years	$324	$324
10 years	$726	$726

Exhibit A

Form of

PORTFOLIO MANAGEMENT AGREEMENT

For The [                    ] Portfolio

AGREEMENT made this      day of             , 2014, between Seix Investment Advisors, LLC, a limited liability company organized under the laws of Delaware (“Portfolio Manager”) and The HC Capital Trust, a Delaware statutory trust (“Trust”).

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”) which currently offers nine series of beneficial interests (“shares”) representing interests in separate investment portfolios, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The [                    ] of the Trust (“Portfolio”) and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1. Appointment of Portfolio Manager. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust delivered by the Trust to the Portfolio Manager, applicable provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act and other applicable federal securities laws.

2. Duties of Portfolio Manager. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio (“Account”) that may, from time to time be allocated to it by the Trust’s Board of Trustees, as indicated in writing by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees and/or HC Capital Solutions, the Trust’s investment adviser, have the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio. The Portfolio Manager’s responsibility for providing portfolio management services to the Portfolio shall be limited to the Account.

(b) Subject to the general supervision of the Trust’s Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. The Portfolio Manager shall not consult with any other portfolio manager of the Portfolio concerning transactions for the Portfolio in securities or other assets. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

(i) advise the Portfolio’s designated custodian bank and administrator or accounting agent on each business day of each purchase and sale or by the day following trade date, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

(ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid (if any), the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust’s request. The Trust agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;

(iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio’s net asset value and net income, preparation of proxy statements or amendments to the Trust’s registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”); and

(iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3. Portfolio Transaction and Brokerage. In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust’s Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an “affiliated person” of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust’s other Portfolios, except as permitted under the Investment Company Act and rules promulgated thereunder. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.

4. Expenses and Compensation. Except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Portfolio or the Trust, including, without limitation: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio; and (iii) custodian fees and expenses. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, which fee shall be calculated daily and payable monthly in arrears at the annual rate of 0.25% of the first $100 million of the Combined Assets; and 0.20% on Combined Assets over $100 million.

For purposes of this Section 4, the term “Combined Assets” shall mean the sum of: (a) the net assets in the Account; and (b) the net assets of that portion of The U.S. Corporate Fixed Income Securities Portfolio of the Trust allocated to the Portfolio Manager from time-to-time.

For avoidance of doubt, Trust assets will be valued in accordance with the Trust’s Procedures for Determining Net Asset Value for the Trust.

5. Limitation of Liability and Indemnification. (a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust on behalf of the Portfolio, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon: (i) Portfolio Manager’s current Form ADV; and (ii) information provided, in writing, by Portfolio Manager to the Trust in accordance with Section 9 of this Agreement or otherwise to the extent such information was provided by Portfolio Manager for the purpose of inclusion in SEC Filings, as hereinafter defined provided that a copy of each SEC Filing is provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust’s semi-annual-report on Form N-SAR or any shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing. For purposes of this Section 5, “SEC Filings” means the Trust’s registration statement and amendments thereto and any periodic reports relating to the Trust and its Portfolios that are required by law to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and control persons from any claims, liabilities and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”), to the extent that such Losses arise out of any untrue statement of a material fact contained in an SEC Filing or the omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading, if such statement or omission was made in reliance upon Portfolio Manager’s current Form ADV or written information furnished by Portfolio Manager for the purpose of inclusion in such SEC Filings or other appropriate SEC Filings; provided that a copy of each SEC Filing was provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust’s semi-annual-report on Form N-SAR or any shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing.

(d) In the event that a legal proceeding is commenced against the Trust on the basis of claims for which Portfolio Manager would, if such claims were to prevail, be required to indemnify the Trust pursuant to Section 5(c) above, Portfolio Manager will, at its expense, provide such assistance as the Trust may reasonably request in preparing the defense of such claims (including by way of example making personnel available for interview by counsel for the Trust, but specifically not including retention or payment of counsel to defend such claims on behalf of the Trust); provided that Portfolio Manager will not be required to pay any Losses of the Trust except to the extent it may be required to do so under Section 5(c) above.

(e) The indemnification obligations set forth in Section 5 (c) shall not apply unless: (i) the statement or omission in question accurately reflects information provided to the Trust in writing by the Portfolio Manager; (ii) the statement or omission in question was made in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager specifically for use in such SEC Filing; (iii) the Portfolio Manager was afforded the opportunity to review the statement (or the omission was identified to it) in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to them, in writing, by any officer, employee or Trustee of the Trust, or by the Trust’s custodian, administrator or accounting agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing the SEC Filing(s) in question.

(f) Portfolio Manager shall not be liable for: (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Portfolio or the Trust not managed by the Portfolio Manager; and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to the investment objectives, policies, or restrictions applicable to the Portfolio, actions of the Trustees, or any records maintained by Trust or any other portfolio manager to the Portfolio. The Trust agrees that, to the extent the Portfolio Manager complies with the investment objectives, policies, and restrictions applicable to the Portfolio as provided to the Portfolio Manager by the Trust, and with laws, rules, and regulations applicable to the Portfolio (including, without limitation, any requirements relating to the qualification of the Account as a regulated investment company under Subchapter M of the Code) in the management of the assets of the Portfolio specifically committed to management by the Portfolio Manager, without regard to any other assets or investments of the Portfolio, Portfolio Manager will be conclusively presumed for all purposes to have met its obligations under this Agreement to act in accordance with the investment objectives, policies, and restrictions applicable to the Portfolio and with laws, rules, and regulations applicable to the Portfolio, it being the intention that for this purpose the assets committed to management by the Portfolio Manager shall be considered a separate and discrete investment portfolio from any other assets of the Portfolio; without limiting the generality of the foregoing, the Portfolio Manager will have no obligation to inquire into, or to take into account, any other investments of the Portfolio in making investment decisions under this Agreement. In no event shall the Portfolio Manager or any officer, director, employee, or agent or the Portfolio Manager have any liability arising from the conduct of the Trust (or any entity unaffiliated with Portfolio Manager and acting on the Trust’s behalf) and any other portfolio manager with respect to the portion of the Portfolio’s assets not allocated to the Portfolio Manager.

6. Permissible Interest. Subject to and in accordance with the Trust’s Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7. Duration, Termination and Amendments. This Agreement shall become effective as of the date first written above and shall continue in effect thereafter for two years. This Agreement shall continue in effect from year to year thereafter for so long as its continuance is specifically approved, at least annually, by: (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees (“Independent Trustees”) who are not “interested persons” of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Portfolio Manager at any time and without penalty upon thirty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may be terminated by the Trust at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust’s or the Portfolio’s outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms “majority of the outstanding voting securities,” “assignment” and “interested person” shall have the meanings set forth in the Investment Company Act.

8. Confidentiality; Use of Name. Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust’s assets, provided, however, that this shall not apply in the case of: (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available.

In addition, each party shall use its reasonable efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names “Hirtle Callaghan,” “Hirtle Callaghan Chief Investment Officers” (which is a registered trademark of Hirtle Callaghan & Co., Inc. (“HCCI”)), “HC Capital” and derivatives of each, as well as any logo that is now or shall later become associated with either name (“Marks”) are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data, and the Seix Marks (as defined below), by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The Trust shall have full responsibility for the compliance by any such marketing and sales literature with all applicable laws, rules, and regulations, and Portfolio Manager will have no responsibility or liability therefor. The provisions of this Section 8 shall survive termination of this Agreement.

It is acknowledged and agreed that the name “Seix” and any portions or derivatives thereof, as well as any logo that is now or shall later become associated with such name (“Seix Marks”), are valuable property of Seix and that the use of the Seix Marks by the Trust or its agents is permitted only so long as this Agreement is in place.

The provisions of this Section 8 shall survive termination of this Agreement.

9. Representation, Warranties and Agreements of Portfolio Manager. Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) Portfolio Manager understands that the Trust is subject to various regulations under the Investment Company Act which require that the Board review and approve various procedures adopted by portfolio managers and may also require disclosure regarding the Board’s consideration of these matters in various documents required to be filed with the SEC. Portfolio Manager represents it will, upon reasonable request of the Trust, provide to the Trust information regarding all such matters including, but not limited to, codes of ethics required by Rule 17j-1 under the Investment Company Act and compliance procedures required by Rule 206(4)-7 under the Investment Advisers Act, as well as certifications that, as contemplated under Rule 38a-1 under the Investment Company Act, Portfolio Manager has implemented a compliance program that is reasonably designed to prevent violations of the federal securities laws by the Portfolio with respect to those services provided pursuant to this Agreement. Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the SEC or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make reasonable efforts to respond to the Trust’s reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies and/or provided to shareholders of the Trust.

10. Status of Portfolio Manager. The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11. Service to Other Clients. It is understood that Portfolio Manager may perform investment advisory services for various clients including related persons, related entities of the Portfolio Manager and various investment companies. The Trust agrees that Portfolio Manager may provide advice and take action with respect to any of its other clients, itself or affiliates that may compete with or differ from the advice given or the timing or nature of action taken with respect to the Account, so long as it is the Portfolio Manager’s policy, to the extent practical, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other clients, itself and its affiliates. It is understood that Portfolio Manager shall not have any obligation to purchase or sell, or to recommend for purchase or sale, for the account any security or other investment which Portfolio Manager, its principals, affiliates, or employees may purchase or sell for its or their own accounts of for the account of any other client, if in the opinion of Portfolio Manager such transaction or investment appears unsuitable, impractical, or undesirable for the Account. Portfolio Manager may, but is not required to, enter into “batch” trades for multiple clients.

12. Inside Information. Portfolio Manager shall, as a general rule, seek only to obtain publicly available research material and information. In the event Portfolio Manager does acquire or in some manner possess “material non-public information,” (“MNPI”) (as defined under the Insider trading and Securities Fraud Enforcement Act of 1988) Portfolio Manager acknowledges that it has implemented adequate procedures which may include information sharing restrictions (fire walls) to reasonably seek to assure regulatory compliance. The Trust acknowledges that possession of MNPI may adversely affect the Portfolio Manager’s ability to initiate investing or continue investing in a specific portfolio security.

13. Proxies. Portfolio Manager will vote the proxies solicited by the issuers of securities in which assets of the Account are managed by Portfolio Manager or held in the Trust’s Account during the related designated investment period.

14. Class Actions. The Trust and not Portfolio Manager will generally, unless otherwise stipulated by law or written agreement, initiate and pursue all appropriate litigation claims and related filings in connection with the Account. However, Portfolio Manager will upon request and to the extent possible, assist the Trust and Custodian with such actions, but may only do so on behalf of the assets currently managed by the Portfolio Manager. Portfolio Manager will forward to the Trust promptly any materials it receives in this regard.

15. Counterparts and Notice. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:

Ms. Colette Bergman, Vice President & Treasurer

The HC Capital Trust

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, PA 19428

If to Seix:

Chief Compliance Officer

Seix Investment Advisors LLC

10 Mountainview Road, Suite C-200

Upper Saddle River, NJ 07458

16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this

Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

The Trust acknowledges receipt of Part II of Portfolio Manager’s Form ADV, copies of which have been provided to the Trust’s Board of Trustees.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

ATTEST:	Seix Investment Advisors LLC

By:

Name:

Title:

Date:

ATTEST:	The HC Capital Trust (on behalf of The [ ] Portfolio)

By:

Name:

Title:

Date: